Exhibit 10.01

TECHNOLOGY PURCHASE AGREEMENT

THIS AGREEMENT made effective the 6th day of May, 2005

BETWEEN:

LIVIO SUSIN, businessman, having an office at 103 – 2197 West 2nd Avenue in the City of Vancouver in the Province of British Columbia, Canada, V6K 1H7

(the “Vendor”)

RNS SOFTWARE INC, a corporation incorporated under the laws of Nevada and having an office at 103 – 2197 West 2nd Avenue in the City of Vancouver in the Province of British Columbia, Canada, V6K

(the “Purchaser”)

WHEREAS the Purchaser wishes to purchase, and the Vendor wishes to sell, in consideration of the payment of USD $ 12,500 by the Purchaser to the Vendor, the Technology described in Schedule 1.0 attached hereto.

NOW THEREFORE in consideration of the mutual promises and covenants hereinafter contained the Parties to this Agreement, agree as follows:

1.0  PURCHASE OF TECHNOLOGY

1.1  The Purchaser agrees to purchase all right, title and interest in and to the Technology, as more particularly described in Schedule 1.0 attached hereto, for the sum of USD $12,500 (the “Purchase Price”).

2.0  TRANSFER OF LICENSED TECHNOLOGY

2.1  Upon execution of the Agreement and presentment by the Purchaser to the Vendor of a cheque, money order or bank draft for the Purchase Price, the Vendor shall provide to the Purchaser an IP disclosure statement, or similar materials, including any software or cold fusion and other codes, passwords or access codes,  or other proprietary information which might be necessary to the Purchaser to enjoy full and unencumbered use of the Technology.

2.2  The Vendor agrees, if there are any trademarks relating to the Technology (including the names SEO Doctor and SEO Injector Tool or similar names), to transfer the registration, or registration in process, to these names to the Purchaser if the Purchaser requests the Vendor to do so at any time.

3.0

 IMPROVEMENTS

3.1  All improvements, changes, new versions, new compilations or revisions to the Technology are the property of the Purchaser.

3.2  The Purchaser shall have the right to develop, license, resell or assign any or all of the Technology without any consultation with the Vendor and to disclose any proprietary information relating to the Technology to any third party it so chooses.

4.0  PROTECTION OF PROPRIETARY INFORMATION

4.1  The Vendor acknowledges that any proprietary information relating to the Technology will, after the execution of this Agreement, be the sole and exclusive information of the Purchaser and agrees not to disclose proprietary information regarding the Technology to any party without first receiving the written consent of the Purchaser.  The Purchaser agrees that, if any proprietary information (other than relating to the Technology) of the Vendor is disclosed to it inadvertently during the transfer of the Technology, it will not disclose this proprietary information of the Vendor to any third party without first receiving the written consent of the Vendor.

4.2  The term “Proprietary Information” will, if its meaning is as at issue at any time between the Vendor and the Purchaser, be interpreted according to prevailing industry standards in the software industry as to what comprises proprietary information of a party.

5.0  GOVERNING LAW

5.1  This Agreement shall be governed by, subject to and interpreted in accordance with the laws of the Province of British Columbia.

6.0

 ENTIRE AGREEMENT

6.1  This Agreement represents the entire agreement between the parties with respect to the Technology.

6.2  This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.0

ASSIGNMENT

7.1  This Agreement may be assigned by the Purchaser at its sole and absolute discretion.

8.0

LEGAL REPRESENTATION

8.1  The parties hereto agree that CD Farber Law Corp. has been retained to act on the Purchaser’s behalf only in the drafting of this Agreement and has not been retained to review the Technology or the right, title and interest in and to the Technology of the Vendor.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the 6th day of May, 2005.

RNS SOFTWARE INC.

__________________________________

AUTHORIZED SIGNATORY

__________________________

LIVIO SUSIN

SCHEDULE 1.0

TECHNOLOGY DESCRIPTION

The Technology is comprised of the following components:

1.

All right, title and interest in and to the SEODoctor domain (www.seodoctor.com);

2.

All present pages and graphics relating to the SEO Doctor product;

3.

Software code and cold fusion code relating comprising the SEO Injector tool (current version compiled and code source uncompiled);

4.

All contents of the administrative database for the SEODoctor domain;

5.

The present customer list including contact names, numbers and addresses;

6.

All intellectual property rights, including the rights to existing trademarks or trademarks in process or the rights to file trademark applications in all jurisdictions, to the SEO Doctor name and SEO Injector tool name.

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